
                                                                     EXHIBIT 4.2

================================================================================


                                    [______]

                                   as Servicer
                                    [______]

                                   as a Seller


                                    [______]


                                   as a Seller


                               BancCap Funding LLC


                                as Administrator


                                       and


                                    [______]

                               as Master Servicer


                              --------------------


                BancCap Asset Securitization Issuance Corporation
               Mortgage Pass-Through Certificates, Series 2002-__

                               SERVICING AGREEMENT


                            Dated as of_______, 200__


                              --------------------


================================================================================

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                                TABLE OF CONTENTS

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
                                                                                                           PAGE
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
                                         ARTICLE I. DEFINITIONS

              ARTICLE II. SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01      Contract for Servicing; Possession of Servicing Files..................................... 15
Section 2.02      Books and Records. ........................................................................15

                                          ARTICLE III. SERVICING OF THE MORTGAGE LOANS

Section 3.01      Servicer to Service....................................................................... 16
Section 3.02      Collection of Mortgage Loan Payments. .....................................................18
Section 3.03      Establishment of and Deposits to Custodial Account........................................ 18
Section 3.04      Permitted Withdrawals From Custodial Account.............................................. 19
Section 3.05      Establishment of and Deposits to Escrow Account........................................... 21
Section 3.06      Permitted Withdrawals From Escrow Account................................................. 21
Section 3.07      Maintenance of PMI Policy and/or LPMI Policy; Claims...................................... 22
Section 3.08      Fidelity Bond and Errors and Omissions Insurance.......................................... 23
Section 3.09      Notification of Adjustments............................................................... 23
Section 3.10      Completion and Recordation of Assignments of Mortgage..................................... 24
Section 3.11      Protection of Accounts.................................................................... 24
Section 3.12      Payment of Taxes, Insurance and Other Charges............................................. 25
Section 3.13      Maintenance of Hazard Insurance........................................................... 25
Section 3.14      Maintenance of Mortgage Blanket Insurance................................................. 26
Section 3.15      Restoration of Mortgaged Property......................................................... 26
Section 3.16      Title, Management and Disposition of REO Property......................................... 26
Section 3.17      Real Estate Owned Reports. ................................................................29
Section 3.18      MERS. .....................................................................................29

                                            ARTICLE IV. PAYMENTS TO MASTER SERVICER

Section 4.01      Remittances. ..............................................................................29
Section 4.02      Statements to Master Servicer. ............................................................30
Section 4.03      Monthly Advances by Servicer. .............................................................31

                                            ARTICLE V. GENERAL SERVICING PROCEDURES

Section 5.01      Servicing Compensation.................................................................... 31
Section 5.02      Annual Audit Report....................................................................... 32
Section 5.03      Annual Officer's Certificate.............................................................. 32
Section 5.04      Transfers of Mortgaged Property........................................................... 32

                                       ii
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
                                     ARTICLE VI. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01      Representations, Warranties and Agreements of the Servicer................................ 34
Section 6.02      Remedies for Breach of Representations and Warranties of the Servicer. ....................35
Section 6.03      Additional Indemnification by the Servicer; Third Party Claims. ...........................36

                                                   ARTICLE VII. THE SERVICER

Section 7.01      Merger or Consolidation of the Servicer................................................... 37
Section 7.02      Limitation on Liability of the Servicer and Others........................................ 37
Section 7.03      Limitation on Resignation and Assignment by the Servicer.................................. 37
Section 7.04      Subservicing Agreements and Successor Subservicer......................................... 38

                                                   ARTICLE VIII. TERMINATION

Section 8.01      Termination for Cause..................................................................... 39
Section 8.02      Termination Without Cause................................................................. 41

                                              ARTICLE IX. MISCELLANEOUS PROVISIONS

Section 9.01      Successor to the Servicer................................................................. 41
Section 9.02      Costs..................................................................................... 44
Section 9.03      Notices................................................................................... 44
Section 9.04      Severability Clause....................................................................... 45
Section 9.05      No Personal Solicitation.................................................................. 45
Section 9.06      Counterparts.............................................................................. 46
Section 9.07      Place of Delivery and Governing Law........................................................46
Section 9.08      Further Agreements.........................................................................46
Section 9.09      Intention of the Parties...................................................................46
Section 9.10      Successors and Assigns; Assignment of Servicing Agreement..................................46
Section 9.11      Assignment by Each Seller..................................................................46
Section 9.12      Waivers....................................................................................47
Section 9.13      Exhibits...................................................................................47
Section 9.14      General Interpretive Principles............................................................47
Section 9.15      Reproduction of Documents..................................................................47

                                  EXHIBITS & SCHEDULES

EXHIBIT A         Mortgage Loan Schedule
EXHIBIT B         Custodial Account Letter Agreement
EXHIBIT C         Escrow Account Letter Agreement
EXHIBIT D-1       Master Servicer Data Field Requirements (Standard Layout)
EXHIBIT D-2       Master Servicer Default File Format

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                               SERVICING AGREEMENT

         THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of________, 200__, by and between [ ], a [Delaware] corporation ("_________"), [ ] ( "____") (________ and ________ shall collectively be referred to herein as the "Seller"), BancCap Funding LLC as Administrator, [ ], a [Delaware] corporation (the "Servicer"), and [ ], as Master Servicer under the Trust Agreement (as defined herein) recites and provides as follows:

                                    RECITALS

         WHEREAS, the Servicer and [ ] are parties to a Flow Servicing Agreement, dated as of [_______], 200__ (the "_______ Flow Servicing Agreement"), pursuant to which the Servicer services certain residential, fixed and adjustable rate mortgage loans identified on Exhibit A hereto (the "_______ Mortgage Loans").

         WHEREAS, each Seller (with respect to its related Mortgage Loans) has conveyed such Mortgage Loans on a servicing-[retained/released] basis to BancCap Asset Securitization Issuance Corporation (the "Depositor"), which in turn has conveyed the Mortgage Loans to [ ], as trustee (the "Trustee"), under a trust agreement dated as of [______], 200__ (the "Trust Agreement"), among the Trustee, [___], as master servicer ("______", and together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), [___], as securities administrator, and BASIC.

         WHEREAS, from time to time certain other of the mortgage loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement and Exhibit A hereto will be amended to include such mortgage loans which will then be "Mortgage Loans" under this Agreement.

         WHEREAS, each Seller (with respect to its related Mortgage Loans) desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of each Seller (with respect to its related Mortgage Loans) and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

         WHEREAS, each Seller (with respect to its related Flow Servicing Agreement ) and the Servicer agree that the provisions of the related Flow Servicing Agreement shall not apply to such related Mortgage Loans for so long as such related Mortgage Loans remain subject to the provisions of the Trust Agreement;

         WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

         WHEREAS, each Seller (with respect to its related Mortgage Loans) and the Servicer acknowledge and agree that each Seller (with respect to its related Mortgage Loans) will assign all of its rights and delegate all of its obligations hereunder (excluding such Seller's rights and obligations as owner of the servicing rights relating to its related Mortgage Loans) to the Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean each Seller (with respect to its related Mortgage Loans) or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Seller, the Servicer and the Master Servicer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms are defined as follows (except as otherwise agreed in writing by the parties):

         ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

         ADJUSTABLE RATE MORTGAGE LOAN: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

         AGGREGATE LOAN BALANCE: At any date of determination, the outstanding principal balance of the Mortgage Loans serviced hereunder.

         AGREEMENT: This Servicing Agreement and all amendments hereof and supplements hereto.

         ANCILLARY INCOME: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. Ancillary Income shall not include any Prepayment Penalty Amount.

         ANNUAL LOSS PERCENTAGE (ROLLING TWELVE MONTH): As of any date of determination thereof and as to the related Mortgage Loan Servicing Group, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses that occurred in such Mortgage Loan Servicing Group during the twelve immediately preceding Due Periods and denominator of which is the Loan Balances of the Mortgage Loanss in the related Mortgage Loan Servicing Group as of the last day of each of the twelve Due Periods preceding such date.

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         ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in Colorado, Minnesota, New York, New York or, if other than New York, the city in which the corporate trust office of the Trustee is located.

         CAPITALIZED INTEREST ACCOUNT: The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section [ ] hereof. The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section _____ hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

         CERTIFICATES: Any or all of the Certificates issued pursuant to the Trust Agreement.

         CLOSING DATE:  [_______], 200___.

         CODE: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         COMPENSATING INTEREST: For any Remittance Date and the Mortgage Loans serviced by a Servicer, the lesser of (i) the aggregate Servicing Fee payable to that Servicer on such Remittance Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Principal Prepayments in full for that Remittance Date.

         CONDEMNATION PROCEEDS: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

         COSTS: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

         COUPON RATE: The rate of interest borne by each Note from time to time.

         CRAM DOWN LOSS: With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Coupon Rate of such Mortgage Loan, the amount of such reduction. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

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         CUMULATIVE LOSS PERCENTAGE As of any date of determination thereof, the
Cumulative Realized Losses as a percentage of the Maximum Collateral Amount (and with respect to the Servicer Loss Test the aggregate portion therof applicable to the related Servicer as set forth in the definition of Maximum Collateral Amount)

         CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans (and with respect to the Servicer Loss Test the aggregate portion thereof applicable to the related Servicer as set forth in the definition of Maximum Collateral Amount).

         CUSTODIAL ACCOUNT: The separate account or accounts created and maintained pursuant to Section 3.03.

         CUSTODIAL AGREEMENT: The custodial agreements relating to custody of certain of the Mortgage Loans, between [____]and the Trustee, dated [___], 200___ and between [___]and the Trustee, dated [____], 2002.

         CUSTODIANS: [ ] and [___] and their respective successors.

         CUT-OFF DATE: For any Initial Mortgage Loan, [____], 200___ For any Subsequent Mortgage Loan, the applicable Subsequent Transfer Date.

         DELINQUENT: A Mortgage Loan is Delinquent if any payment due thereon is not made by the close of business on the corresponding day such payment is scheduled to be due. A Mortgage Loan is 30 days Delinquent if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or if there is not such day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for 60 days Delinquent, 90 days Delinquent, and so on.

         DEPOSITOR: BancCap Asset Securitization Issuance Corporation, or any successor in interest.

         DETERMINATION DATE: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         DUE DATE: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

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         DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

         ELIGIBLE INVESTMENTS: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

               (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

               (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more

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than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

               (vi)     a Qualified GIC;

               (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

               (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment,
(A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by any Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

         PROVIDED, HOWEVER, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or
(ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

         ERRORS AND OMISSIONS INSURANCE: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the Fannie Mae Guides.

         ESCROW ACCOUNT: The separate account or accounts created and maintained pursuant to Section 3.05.

         ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         EVENT OF DEFAULT: Any event set forth in Section 8.01.

         FANNIE MAE: Fannie Mae, or any successor thereto.

         FANNIE MAE GUIDES: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FIDELITY BOND: A fidelity bond to be maintained by the Servicer in accordance with the Fannie Mae Guides.

         FITCH: Fitch, Inc., or any successor in interest.

         FREDDIE MAC: Freddie Mac, or any successor thereto.

         FUNDING PERIOD: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) is less than $[ ] and
(ii) [date].

         GINNIE MAE: The Government National Mortgage Association, or any successor thereto.

         INITIAL MORTGAGE LOAN: A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

         INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including proceeds of any hazard or flood insurance policy, PMI Policy or LPMI Policy.

         INTEREST REMITTANCE AMOUNT: As of any Remittance Date, the sum, without duplication, of (i) the interest collected or required to be advanced by the Servicers with respect to the related Due Period (less the Servicing Fee with respect to such Mortgage Loan), (ii) all Compensating Interest paid by the Servicers on such Remittance Date, (iii) the portion of the Substitution Amounts relating to interest on the Mortgage Loans, (iv) any amounts required to be transferred from the Capitalized Interest Account , and (iv) all the interest portion of all Net Liquidation Proceeds not previously advanced with respect to the Mortgage Loans.

         LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

         Loan Balance: With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof, on the Cut-off Date, less the sum of (i) any principal payments relating to such Mortgage Loan (whether received from the related Mortgagor or advanced by the related Servicer) included in previous Monthly Remittance Amounts, and (ii) any Cram Down Losses relating to such Mortgage Loan, provided however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

         LPMI FEE: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

         LPMI INSURER: [None.]

         LPMI LOAN: A Mortgage Loan covered by an LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

         LPMI POLICY: A policy of primary mortgage guaranty insurance issued by a LPMI Insurer pursuant to which the related premium is to be paid from payments of interest made by the Mortgagor.

         MASTER SERVICER: [______], or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

         MAXIMUM COLLATERAL AMOUNT: $[    ]; provided that for purposes of
calculating sthe Servicer Loss Test with respect to each Servicer, the Seller will provide the Maximum Collateral Amounts per Servicer to the Trustee, each Servicer and the Depositor within 10 days after the end of the Funding Period for the Mortgage Loans.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS ELIGIBLE MORTGAGE LOAN: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS.

         MERS MORTGAGE LOAN: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

         MONTHLY ADVANCE: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer that may support such determinations.

         MONTHLY PAYMENT: The scheduled monthly payment of principal and interest on a Mortgage Loan.

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         Monthly Remittance Amount: The sum of the Interest Remittance Amount
and the Principal Remittance Amount.

         MOODY'S: Moody's Investors Service, Inc., or any successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         MORTGAGE IMPAIRMENT INSURANCE POLICY: A mortgage impairment or blanket hazard insurance policy as described in the Fannie Mae Guides.

         MORTGAGE INTEREST RATE: The annual rate of interest borne on a Mortgage Note, after giving effect to any applicable Relief Act Reduction.

         MORTGAGE LOAN: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

         MORTGAGE LOAN SCHEDULE: A schedule of the Mortgage Loans setting forth information with respect to such Mortgage Loans (including any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan), attached hereto as Exhibit A, which may be amended from time to time to include additional mortgage loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer.

         MORTGAGE LOAN SERVICING GROUP: [Servicer 1] Mortgage Loans, [Servicer 2] Mortgage Loans, or [Servicer 3] Mortgage Loans, as applicable.

         MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         MORTGAGED PROPERTY: The real property securing repayment of the debt evidenced by a Mortgage Note.

         MORTGAGOR: The obligor on a Mortgage Note.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Loan, Liquidation Proceeds net of (x) unreimbursed, reasonable out-of-pocket expenses and (y) accrued, unpaid Servicing Fees, and unreimbursed Servicing Advances and Monthly Advances. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

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         NON-MERS ELIGIBLE MORTGAGE LOAN: Any Mortgage Loan other than a MERS
Eligible Mortgage Loan.

         NON-MERS MORTGAGE LOAN: Any Mortgage Loan other than a MERS Mortgage Loan.

         NOTE: the note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to either Seller (with respect to its related Mortgage Loans), but which must be independent outside counsel with respect to any such opinion of counsel concerning (i) the non-recordation of Mortgage Loans pursuant to Section 2.02 hereof and (ii) federal income tax matters.

         PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         PMI POLICY: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

         PREPAYMENT INTEREST SHORTFALL AMOUNT: With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Mortgage Loan from the seventeenth day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Mortgage Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive. With respect to any Remittance Date and any Principal Prepayment in part which is applied to the related Mortgage Loan during the related Prepayment Period, the amount of interest that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Mortgage Loan until the end of the Prepayment Period, inclusive.

         PREPAYMENT PENALTY AMOUNT: With respect to any Remittance Date, all prepayment penalties, penalty or yield maintenance premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period.

         PREPAYMENT PERIOD: With respect to any Remittance Date and a Principal Prepayment in full, the period from the seventeenth day of the month immediately preceding the month of such Remittance Date to the sixteenth day of the month of such Remittance Date. With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.

         PRIME RATE: The prime rate published from time to time, as published as the average rate in THE WALL STREET JOURNAL NORTHEAST EDITION.

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         PRINCIPAL REMITTANCE AMOUNT: As of any Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced by the Servicers with respect to the related Due Period, (ii) the Loan Balance of each Mortgage Loan that was purchased from the Trustee on or prior to such Remittance Date, to the extent such Loan Balance was actually deposited in the Custodial Account, (iii) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan to the extent such Substitution amounts were actually deposited in the Custodial Account on or prior to such Remittance Date and (iv) all Net Liquidation Proceeds actually collected by the Servicers during the related Due Period (to the extent such Net Liquidation Proceeds related to principal)

         PRIOR SERVICER: Any prior servicer (other than the Servicer) of any of the Mortgage Loans.

         QUALIFIED DEPOSITORY: Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" by Standard & Poor's if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least "AA-" by Standard & Poor's if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) the Bank.

         QUALIFIED INSURER: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

         RATING AGENCY: Each of Moody's, S&P and Fitch..

         REALIZED LOSS: As to any Liquidated Loan, the amount, if any, by which
(x) the Loan Balance thereof plus any accrued and unpaid interest thereon as of the date of liquidation exceeds (y) Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance and accrued and unpaid interest. As to any Mortgage Loan to which there has been a Cram Down Loss, the amount of the Cram Down Loss.

         RELIEF ACT REDUCTION: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one month period at the Mortgage Interest Rate without giving effect to such reduction.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMITTANCE DATE: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

         REO DISPOSITION: The final sale by the Servicer of any REO Property.

         REO DISPOSITION PROCEEDS: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

         REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, pursuant to Section 3.12.

         RETAINED INTEREST: The meaning set forth in the Trust Agreement.

         RETAINED INTEREST HOLDER: The meaning set forth in the Trust Agreement.

         SECURITIES ADMINISTRATOR: [___]

         SERVICER: [_____] or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

         SERVICER LOSS TEST: The Servicer Loss Test for each Servicer and with respect to its related Mortgage Loan Servicing Group for any period set out below is satisfied if the Cumulative Loss Percentage as it relates to such Mortgage Loan Servicing Group and such period does not exceed the percentage set out for such period below:

                                                             Cumulative Loss

                       Period                                  Percentage
         First twelve months after initial cut-off date         [     ]%

         Next twelve months                                     [     ]%

         Next twelve months                                     [     ]%

         Next twelve months                                     [     ]%

         Thereafter                                             [     ]%

         SERVICER TERMINATION EVENT: As defined in Section 8.01 hereof.

         SERVICER TERMINATION TEST: The Servicer Termination Test for each Servicer and with respect to the related Mortgage Loan Servicing Group is satisfied for any date of determination thereof, if (x) the 60+ Delinquency Percentage (Rolling Three Month) with respect to the related

Mortgage Loan Servicing Group is less than [___]%, (y) the Servicer Loss Test is satisfied, and (z) the Annual Loss Percentage (Rolling Twelve Month) as it relates to such Mortgage Loan Servicing Group for the twelve month period immediately preceding the date of determination thereof is not greater than [_____}%

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, inspection, restoration and protection of the Mortgaged Property, (ii) any enforcement or administrative or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (v) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (vi) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides.

         SERVICING FEE: An amount equal to one-twelfth the product of (i) a rate per annum equal to [ ] % and (ii) the outstanding principal balance of such Mortgage Loan. The obligation of the Trustee to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

         SERVICING FILE: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

         SERVICING OFFICER: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer or either Seller (with respect to its related Mortgage Loans) upon request, as such list may from time to time be amended.

         SERVICING TRANSFER: Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

         SERVICING TRANSFER DATE: The date on which a Servicing Transfer occurs.

         60+ DAY DELINQUENT LOAN: With respect to any date of determination thereof, the Mortgage Loan related to each REO Property and each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the month preceding the current Remittance Date, 60 days or more Delinquent (including Mortgage Loans that have gone into foreclosure or have been discharged by reason of bankruptcy).

         60+ DAY PERCENTAGE (ROLLING THREE MONTH): With respect to each Mortgage Loan Servicing Group and any date of determination thereof, the average of the percentage equivalents of the fractions determined for each the three immediately preceding Due Periods the numerator of each of which is equal to the Aggregate Loan Balance of 60+ Day Delinquent Loans in the related Mortgage Loan Servicing Group as of the date of determination and the denominator of which is the Aggregate Loan Balance of all of the Mortgage Loans in the related Mortgage Loan Servicing Group as of such date of determination.

         S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc, or any successor in interest.

         SUBSEQUENT CUT-OFF DATE: With respect to any Subsequent Mortgage Loan, the date of which such Mortgage Loan is transferred to the Trust.

         SUBSEQUENT MORTGAGE LOAN: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section [ ] hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

         SUBSEQUENT TRANSFER AGREEMENT: A Subsequent Transfer Agreement substantially in the form of Exhibit [ ] hereto, executed and delivered by the Depositor and the Servicers and the Trustee as provided by Section [ ] hereof.

         SUBSEQUENT TRANSFER DATE: For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

         TRUST AGREEMENT: The Trust Agreement dated as of [   ], 200___, among
the Trustee, the Master Servicer and the Depositor.

         TRUST FUND: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any related assets.

         TRUSTEE: [___]or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

         Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

                                   ARTICLE II.

              SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                                RESPONSIBILITIES

         Section 2.01   CONTRACT FOR SERVICING; POSSESSION OF SERVICING FILES.

         Each Seller (with respect to its related Mortgage Loans), by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, each Seller (with respect to its related Mortgage Loans) shall cause to be delivered the Servicing Files with respect to its related Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer. Each Servicing File delivered to a Servicer shall be held in trust by such Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by each Seller (with respect to its related Mortgage Loans). The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

         Section 2.02   BOOKS AND RECORDS.

         (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded and, with the cooperation of the Trustee, shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan and each MERS Eligible Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Trustee. Subject to the preceding sentence, as soon as practicable after the Closing Date or Servicing Transfer Date, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage.

         (c) Additionally, the Servicer shall prepare and execute, at the direction of the Trustee, any note endorsements relating to any of the Non-MERS Mortgage Loans.

         (d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer's right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

         (e)   Any out-of-pocket costs incurred by the Servicer pursuant to this
Section 2.02 and Section 3.01(a), including any recording or other fees in connection with the Servicer's obtaining the necessary powers of attorney (and which are specified herein to be an expense of each Seller), shall be reimbursed to the Servicer by each Seller (with respect to its related Mortgage Loans) within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. The Trust Fund shall not reimburse either Seller for any such reimbursement to the Servicer.

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

         Section 3.01   SERVICER TO SERVICE.

         The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

         Each Seller (with respect to its related Mortgage Loans) and the Servicer additionally agree as follows:

         (a) The Servicer shall (i) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (ii) with the cooperation of the Trustee, take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan and each MERS Eligible Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS; (iii) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (iv) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trustee; (v) pay the recording costs pursuant to Section 2.02 hereof; and/or (vi) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by each Seller (with respect to its related Mortgage Loans) fees for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the related Seller a reasonably detailed invoice for reimbursement of recording costs and fees it incurred hereunder.

         (b) If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage Loan of the transfer of the servicing thereto to the Servicer.

         (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

         Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (i) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (ii) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

         Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty. If a Prepayment Penalty Amount is waived other than in a situation of extreme hardship to the Mortgagor, the Servicer will be required to pay the amount of such Prepayment Penalty Amount for the benefit of the Trust Fund by depositing such amount from its own funds into the Custodial Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited in the Custodial Account.

         In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Fannie Mae Guides, and the Master Servicer's and Seller's reliance on the Servicer.

         Section 3.02   COLLECTION OF MORTGAGE LOAN PAYMENTS.

         Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 3.03   ESTABLISHMENT OF AND DEPOSITS TO CUSTODIAL ACCOUNT.

         The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

         The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date or Servicing Transfer Date, as applicable:

               (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

               (iii)    all Liquidation Proceeds;

               (iv) all Insurance Proceeds (other than amounts applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor in accordance with Accepted Servicing Practices);

               (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

               (vi) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

               (vii)    all Monthly Advances made by the Servicer pursuant to
Section 4.03;

               (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

               (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

               (x)      any Prepayment Penalty Amount; and,

               (xi) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

         The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account.

         Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Trust Fund.

         Section 3.04   PERMITTED WITHDRAWALS FROM CUSTODIAL ACCOUNT.

         The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

               (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

               (ii) with respect to each LPMI Loan, in the amount of the related LPMI Fee, to make payments with respect to premiums for LPMI Policies in accordance with Section 3.07;

               (iii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

               (iv) to pay itself investment earnings on funds deposited in the Custodial Account;

               (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

               (vi) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

               (vii) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

               (viii) to reimburse itself to the extent of funds in the Custodial Account for Monthly Advances of the Servicer's funds made pursuant to
Section 4.03, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund, PROVIDED, HOWEVER, that following the final liquidation of a Mortgage Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances only from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan it being understood that in no case may a Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.. In the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund.

               (ix) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (ix) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund;

               (x) to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Sections 3.12 and 6.03 to the extent not previously reimbursed under clause (ix) of this Section 3.04; and

               (xi)     to withdraw funds deposited in error.

         Section 3.05 ESTABLISHMENT OF AND DEPOSITS TO ESCROW ACCOUNT.

         The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

               (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

               (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

         The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 3.06   PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

         Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

               (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

               (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

               (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

               (iv) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments.

               (v) for application to restoration or repair of the Mortgaged Property in accordance with the Fannie Mae Guides;

               (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

               (vii) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

               (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

         Section 3.07   MAINTENANCE OF PMI POLICY AND/OR LPMI POLICY; CLAIMS.

         The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

         With respect to each Mortgage Loan (other than LPMI Loans) with a loan to value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

         The Servicer shall take all such actions as are necessary to service, maintain and administer the LPMI Loans in accordance with the LPMI Policy and to perform and enforce the rights of the insured under such LPMI Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the LPMI Policy. The Servicer shall not modify or assume a Mortgage Loan covered by the LPMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. If the LPMI Insurer fails to pay a claim under the LPMI Policy as a result of breach by the Servicer of its obligations hereunder or under the LPMI Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any right to reimbursement from the Trust Fund. The Servicer shall cooperate with the LPMI Insurer and the Master Servicer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any LPMI Loan; PROVIDED, HOWEVER, notwithstanding anything to the contrary contained in any LPMI Policy, the Servicer shall not be required to submit any reports to the LPMI Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from each Seller, the Master Servicer or the LPMI Insurer to appropriately code its servicing system in accordance with the LPMI Insurer's requirements.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.04.

         Section 3.08   FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.

         The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance Policy. Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a Fannie Mae or Freddie Mac seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if the Master Servicer so requests.

         Section 3.09   NOTIFICATION OF ADJUSTMENTS.

         With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

         Section 3.10   COMPLETION AND RECORDATION OF ASSIGNMENTS OF MORTGAGE.

         As soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable public recording office), the Servicer shall cause the endorsements on the Mortgage Note (if applicable), and the Assignments of Mortgage (subject to Section 3.01(a)) to be completed in the name of the Trustee (or MERS, as applicable).

         Section 3.11   PROTECTION OF ACCOUNTS.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably.

         The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

         Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

         Section 3.12   PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy and LPMI Policy (if any) premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall not be required to maintain records with respect to the payment of LPMI Premiums unless the Servicer shall be required to make payment of such premiums and such requirement shall be indicated on the Mortgage Loan Schedule with respect to each applicable Mortgage Loan. The Servicer assumes full responsibility for the timely payment of all such bills, shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments. With regard to any Mortgage Loans for which the Mortgagor is not required to escrow Escrow Payments with the Servicer, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien.

         Section 3.13   MAINTENANCE OF HAZARD INSURANCE.

         The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

         If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall force place the required flood insurance on the Mortgagor's behalf.

         Section 3.14   MAINTENANCE OF MORTGAGE BLANKET INSURANCE.

         The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans. To the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.12 and otherwise complies with all other requirements of Section 3.12, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.12. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Sections 3.04 or 3.06. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.12, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor.

         Section 3.15   RESTORATION OF MORTGAGED PROPERTY.

         The Servicer need not obtain the approval of the Trustee or the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims greater than $[ ], the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

               (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

               (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

               (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         Section 3.16   TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee (or MERS, as applicable), or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

         The Servicer may permit an obligor to pay off a non-performing Mortgage Loan at less than its unpaid principal balance or chargeoff all or a portion of such non-performing Mortgage Loan if such discounted payoff or chargeoff is in accordance with Accepted Servicing Practices and the Servicer believes that such discounted payoff or chargeoff is in the best interest of the Trust Fund; provided that in the case of any proposed discounted payoff or proposed chargeoff, the Servicer shall notify the Master Servicer, by telecopy and telephone, of the proposed discounted the discounted payoff or chargeoff of any Mortgage Loan unless the Master Servicer notifies the Servicer in writing, within five (5) Business Days after its receipt of the related notice, that it disapproves of the discounted payoff or chargeoff, in which case the Servicer shall notproceed with such discounted payoff or chargeoff.

         Notwithstanding anything to the contrary contained in this Section 3.16, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee or the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Trustee and the Master Servicer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Trustee, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Trustee shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless the Trustee notifies the Servicer in writing, within two (2) Business Days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

         The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

         The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         Subject to the approval of the Master Servicer as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with the sale.

         The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the Fannie Mae Guides. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         Section 3.17   REAL ESTATE OWNED REPORTS.

         Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

         Section 3.18   MERS.

         (a) So long as the Trustee is a member of MERS, the Servicer shall use its best efforts to cause the Trustee to be identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

         (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership of such Mortgage Loans of which the Servicer has notice.

         (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Trustee, the Master Servicer and any successor servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

                                   ARTICLE IV.

                           PAYMENTS TO MASTER SERVICER

         Section 4.01   REMITTANCES.

         On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (i) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (ii) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (iii) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

         With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

               [___]
               ABA#: 021-000-021
               Account Name: [______] Loan Services Inc.,
                             Master Servicing Payment Clearing Account
               Account Number: [_____]
               Beneficiary: [______]
               For further credit to: BASIC 200____-___

         Section 4.02   STATEMENTS TO MASTER SERVICER.

         Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

         Not later than the seventeenth day of each month, the Servicer shall furnish to the Master Servicer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Mortgage Loan on or after the seventeenth day of the month preceding the month of such reporting date, but on or before the sixteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Trustee under the Trust Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer.

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

         In addition, not more than 60 days after the end of each calendar year, commencing [_______], 200__ the Servicer shall furnish to each Person who was an owner of the Mortgage Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of such owner as to the aggregate of remittances for the applicable portion of such year.

         Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

         Beginning with calendar year 200_, the Servicer shall provide the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Master Servicer or the Trustee to prepare the Trust Fund's federal income tax return as the Master Servicer or the Trustee may reasonably request from time to time.

         Section 4.03   MONTHLY ADVANCES BY SERVICER.

         On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to the aggregate of all Monthly Advances relating to Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 3.01. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan unless the Servicer deems such Monthly Advances to be unrecoverable, as evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer.

                                   ARTICLE V.

                          GENERAL SERVICING PROCEDURES

         Section 5.01   SERVICING COMPENSATION.

         As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (i) the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (ii) Ancillary Income. In addition, if at any time the Servicer is the Retained Interest Holder with respect to any Mortgage Loans, then the Servicer, as the Retained Interest Holder, shall retain an amount equal to the Retained Interest relating to such Mortgage Loans; provided, that (i) the Trustee and the Master Servicer shall have no obligation to make payment of the Retained Interest to the Servicer and (ii) the Servicer's right to retain the Retained Interest is limited to (and the Retained Interest may only be retained from) the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of the Monthly Payments collected by the Servicer with respect to those Mortgage Loans for which payment is in fact made of the

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entire amount of the Monthly Payment. The Servicing Fee shall be payable monthly. The Servicing Fees shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The obligation of the Trustee to pay the Servicing Fees is limited as provided in
Section 3.04. The aggregate of the Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         Section 5.02   ANNUAL AUDIT REPORT.

         On or before [______] __ of each year, beginning with [______], 200__, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to each Seller (with respect to its related Mortgage Loans) and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

         Section 5.03   ANNUAL OFFICER'S CERTIFICATE.

         On or before [______]of each year, beginning with [______], 200__, the Servicer, at its own expense, will deliver to each Seller (with respect to its related Mortgage Loans) and the Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 5.04   TRANSFERS OF MORTGAGED PROPERTY.

         The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note;

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

provided that, if in the Servicer's prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Trust Fund, it shall deliver notice of such determination to the Master Servicer and may permit such assumption if approved by the Master Servicer. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, so long as the Master Servicer has not consented to an assumption in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not be required to take such action if the Servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund and shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

         If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if the Master Servicer approves such assumption pursuant to the preceding paragraph, the Servicer shall enter into
(i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that no such substitutions should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Master Servicer that any such assumption or substitution agreement has been contemplated by forwarding to the Master Servicer a copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates). The Servicer shall forward an original copy of such agreement to the Custodian to be held by the Custodian with the other documents related to such Mortgage Loan. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the Mortgage Interest Rate, the stated maturity or the outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any assumption fee collected by the Servicer for entering into an assumption agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

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                                   ARTICLE VI

                           REPRESENTATIONS, WARRANTIES
                                 AND AGREEMENTS

         Section 6.01   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
SERVICER.

         The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to each Seller, the Master Servicer and the Trustee as of the Closing Date:

         (a) DUE ORGANIZATION AND AUTHORITY. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [Delaware] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (b) ORDINARY COURSE OF BUSINESS. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

         (c) NO CONFLICTS. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

         (d) ABILITY TO PERFORM. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (e) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on

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the part of the Servicer, or which would draw into question the validity of this
Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (f) NO CONSENT REQUIRED. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

         (g) ABILITY TO SERVICE. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac. The Servicer is a member in good standing of the MERS system;

         (h) NO UNTRUE INFORMATION. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

         (i) NO COMMISSIONS TO THIRD PARTIES. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than each Seller.

         Section 6.02 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

         It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of each Seller (with respect to its related Mortgage Loans), the Depositor and the Trustee. Upon discovery by either the Servicer, the Master Servicer, either Seller, the Depositor, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of either Seller (with respect to its related Mortgage Loans), the Depositor or the Trustee, the party discovering such breach shall give prompt written notice to the other.

         Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and

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

obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer. Such assignment shall be made in accordance with Sections
9.01 and 9.02.

         In addition, the Servicer shall indemnify each Seller, the Depositor, the Trustee and the Master Servicer and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of each Seller, the Depositor, the Master Servicer and the Trustee respecting a breach of the foregoing representations and warranties.

         Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by either Seller, the Depositor, the Trustee, or the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by either Seller, the Depositor, the Trustee, or the Master Servicer for compliance with this Agreement.

         Section 6.03 ADDITIONAL INDEMNIFICATION BY THE SERVICER; THIRD PARTY CLAIMS.

         The Servicer shall indemnify each Seller, the Depositor, the Trustee, the Master Servicer and the Trust Fund and hold them harmless against any and all Costs that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or (ii) the failure of the Servicer to cause any event to occur which requires its "best efforts" under this Agreement. The Servicer shall immediately notify each Seller, the Depositor, the Master Servicer, the Trustee, or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. Each indemnified party, as applicable, promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

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                                  ARTICLE VII.

                                  THE SERVICER

         Section 7.01   MERGER OR CONSOLIDATION OF THE SERVICER.

         The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae or Freddie Mac approved servicer in good standing.

         Section 7.02   LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

         Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to either Seller, the Master Servicer or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

         Section 7.03   LIMITATION ON RESIGNATION AND ASSIGNMENT BY THE
SERVICER.

         Each Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of each Seller and the Master Servicer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of each Seller and the Master Servicer, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Master Servicer and the Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of either Seller, the Master Servicer or the Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

         Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of each Seller and the Master Servicer, then either Seller or the Master Servicer shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

         Section 7.04   SUBSERVICING AGREEMENTS AND SUCCESSOR SUBSERVICER.

               (a) The Servicer may enter into subservicing agreements for any servicing and administration of the Mortgage Loans with any institution which (i) is an approved Fannie Mae or Freddie Mac Seller/Servicer and (ii) which represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. For this purpose, subservicing shall not be deemed to include outsourcing routine tasks to third parties including, but not limited to, taxes, insurance, property inspection, reconveyance, collection or brokering REO Property. The Servicer shall give prior written notice to the Master Servicer and the Trustee of the appointment of any subservicer and shall furnish to the Master Servicer a copy of such subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each

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

subservicing agreement shall provide that a successor servicer shall have the option to terminate such agreement without payment of any fees if the predecessor servicer is terminated or resigns.

               (b) The Servicer may terminate any subservicing agreement to which it is a party in accordance with the terms and conditions of such subservicing agreement and either itself directly service the related Mortgage Loans or enter into a subservicing agreement with a successor subservicer that qualifies under Section 7.04(a).

               (c) Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Master Servicer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                                  ARTICLE VIII.

                                   TERMINATION

         Section 8.01   TERMINATION FOR CAUSE.

         This Agreement shall be terminable at the option of Administrator, or the Master Servicer if any of the following events of default exist on the part of the Servicer:

               (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

               (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

               (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

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

               (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

               (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or

               (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a third party in the case of outsourcing routine tasks including, but not limited to, taxes, insurance, property inspection, reconveyance, collection or brokering REO Property), in each case without complying fully with the provisions of Section 7.03, or

               (ix)     the servicer fails to satisfy the Servicer Termination
Test.

         In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights each Seller or the Master Servicer may have at law or equity to damages, including injunctive relief and specific performance, either Seller or the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

         Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by each Seller (with respect to its related Mortgage Loans) and the Master Servicer. Upon written request from either Seller (with respect to its related Mortgage Loans), the Servicer shall prepare, execute and deliver to the successor entity designated by such Seller any and all documents and other instruments, place in such successor's possession all Servicing Files relating to such Seller's Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with each Seller (with respect to its related Mortgage Loans) and the Master Servicer and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

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         By a written notice, each Seller (with respect to its related Mortgage
Loans) and the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 8.02   TERMINATION WITHOUT CAUSE.

         This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Servicer, each Seller (with respect to its related Mortgage Loans) and the Master Servicer in writing or (iii) at the sole discretion of either Seller (with respect to its related Mortgage Loans) (acting in its capacity as owner of the servicing rights relating to the Mortgage Loans). Any such termination pursuant to clause (iii) above shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail to the addresses set forth in Section 9.03 of this Agreement (in the case of the Servicer) or in the Trust Agreement (in the case of the Trustee or the Master Servicer). The Servicer shall comply with the termination procedures set forth in Sections 7.03, 8.01 and 9.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 8.02. In connection with a termination by either Seller (with respect to its related Mortgage Loans) pursuant to clause (iii) of this Section 8.02, the Servicer shall be reimbursed for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing. Any invoices received by the Servicer after termination will be forwarded to the Seller or the successor servicer for payment within thirty (30) days of receipt from the Servicer.

         Section 8.03 TERMINATED SERVICER'S RIGHT TO FEES AND UNREIMBURSED ADVANCES

         At the time of of a Servicer pursuant to either Section 8.01 or 8.02, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances, provided however, in the event of a termination for cause under Section 8.01, such amounts shall not be paid to the Servicer until such amounts are received by the Trust Fund From the related Mortgage Loans.

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

         Section 9.01   SUCCESSOR TO THE SERVICER.

         Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall, in accordance with provisions of the Trust Agreement (i) succeed to and assume all of the

Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii), a Seller (with respect to those related Mortgage Loans) shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (with respect to those related Mortgage Loans). Any successor to the Servicer that is not at that time a Servicer of other Mortgage Loans for the Trust Fund shall be subject to the approval of the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor Servicer). Any approval of a successor servicer by the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or either Seller (with respect to its related Mortgage Loans), as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer and each Seller (with respect to its related Mortgage Loans) under Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer, shall be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot otherwise obtain through reasonable efforts.

         Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Trustee, the Master Servicer or each Seller (with respect to its related Mortgage Loans), as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer and each Seller (with respect to its related Mortgage Loans) an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

         The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee, each Seller (with respect to its related Mortgage Loans) and Master Servicer of such appointment in accordance with the procedures set forth in Section 9.03.

         Except as otherwise provided in this Agreement, all reasonable costs and expenses incerred in connectin with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise) including, without limitation, the costs and expenses of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and other necessary data to the successor Servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

         Section 9.02   COSTS.

         Each Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by each Seller (with respect to its related Mortgage Loans). Subject to Sections
2.02 and 3.01(a), the Depositor shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

         Section 9.03   NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

               (i)      if to either Seller:

               [___]
               Attention: [ ]
               Telephone No.:  [___-___-____]
               Facsimile: [ (___) ___-____

               [  ]
               Attention:  [ ]
               Telephone:  [ ]
               Telecopier:  [ ]


               (ii)     if to the Servicer:

               [______]
               [______]
               Attention: [ ]
               Telephone No.: [ (303) 632-3000]
               Telecopier No.: [ ]
               with a copy to:

               [______]
               Attention:
               Telephone No.:
               Telecopier No.: if to the Master Servicer:

               [______]
               [______]
               Attention:
               Telephone:
               Telecopier:

               if to the Trustee:

               [ ]
               Attention:
               Telephone:
               Facsimile:

         Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

         Section 9.04   SEVERABILITY CLAUSE.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

         Section 9.05   NO PERSONAL SOLICITATION.

         From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the Trust Fund an amount equal to the difference, if any, between the amount that the Trust Fund would have received if it had sold the Mortgage Loan to a third party, and the proceeds received by the Trust Fund as a result of such refinancing.

         Section 9.06   COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 9.07   PLACE OF DELIVERY AND GOVERNING LAW.

         This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by each Seller in the State of [New York] and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [NEW YORK], NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         Section 9.08   FURTHER AGREEMENTS.

         Each Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 9.09   INTENTION OF THE PARTIES.

         It is the intention of the parties that each Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights) related thereto.

         Section 9.10   SUCCESSORS AND ASSIGNS; ASSIGNMENT OF SERVICING
AGREEMENT.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, each Seller, the Trustee and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

         Section 9.11   ASSIGNMENT BY EACH SELLER.

         Each Seller (with respect to its related Mortgage Loans) shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement. All references to each Seller in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee, except with respect to each Seller's retained servicing rights pursuant to Section 8.02(iii).

         Each Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its retained servicing rights. All references to each Seller in this Agreement, in its capacity as an owner of servicing rights, shall be deemed to include the assignee or designee and any subsequent assignee or designee, of such Seller's rights arising pursuant to Section 8.02(iii).

         Section 9.12   WAIVERS.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 9.13   EXHIBITS.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 9.14   GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d)   a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean by reason of enumeration.

         Section 9.15   REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the Servicer, each Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                            [             ],
                                            as Seller


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [             ],
                                            as Servicer


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            [             ],
                                            as Master Servicer


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            BancCap Funding LLC,
                                            as Administrator


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Acknowledged By:


By:
    ------------------
    Name:
    Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT


_______ __, 20__

To:
   ----------------------------

---------------------------

---------------------------
(the "Depository")


         As Servicer under the Servicing Agreement, dated as of [______], 200__ (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "[______], in trust for the Master Servicer for BancCap Asset Securitization Issuance Corporation, Mortgage Pass-Through Certificates Series [______]." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                            [______].


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                            ------------------------------------
                                            Depository


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:
                                            Date:

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 20__

To:
   ------------------------

---------------------------

---------------------------
(the "Depository")


         As Servicer under the Servicing Agreement, dated as of [______], 200__ (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "[______], in trust for the Master Servicer for BancCap Asset Securitization Issuance Corporation, Mortgage Pass-Through Certificates, Series [______]." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                            [______].


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                            ------------------------------------
                                            Depository


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:
                                            Date

                                   EXHIBIT D-1

                                 STANDARD LAYOUT

                                   EXHIBIT D-2

                          STANDARD DEFAULT FILE FORMAT